As filed with the Securities and Exchange Commission on July 1, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICG GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	23-2996071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue

Suite 640

Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

ICG GROUP, INC. 2005 OMNIBUS EQUITY COMPENSATION PLAN

(Full title of the plan)

Suzanne L. Niemeyer, Esq.

Managing Director, General Counsel & Secretary

ICG Group, Inc.

555 East Lancaster Avenue

Suite 640

Radnor, PA 19087

(Name and address of agent for service)

(610) 727-6900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value	2,000,000 shares	$11.48	$22,960,000	$3,131.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall cover any additional shares of common stock of ICG Group, Inc. (the “Registrant”) that may be issued under the ICG Group, Inc. 2005 Omnibus Equity Compensation Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Represents additional shares of the Registrant’s Common Stock issuable pursuant to the ICG Group, Inc. 2005 Omnibus Equity Compensation Plan, as amended and restated, being registered hereby.
(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low selling price per share of the Registrant’s Common Stock on June 26, 2013, as reported on The NASDAQ Global Select Market.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed in order to register an additional 2,000,000 shares of the Registrant’s Common Stock, which are securities of the same class and relate to the same employee benefit plan, the ICG Group, Inc. 2005 Omnibus Equity Compensation Plan, as amended and restated, as those shares registered on the Registrant’s registration statements on (1) Form S-8 filed with the Securities and Exchange Commission on July 22, 2005, File No. 333-126808, and (2) Form S-8 filed with the Securities and Exchange Commission on June 26, 2009, File No. 333-160252, each of which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Exhibit

5.1	Opinion and Consent of Dechert LLP.

10.1	ICG Group, Inc. 2005 Omnibus Equity Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed June 25, 2013 (File No. 001-16249)).

23.1	Consent of KPMG LLP.

23.2	Consent of Dechert LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on July 1, 2013.

ICG GROUP, INC.

By:	/s/ WALTER W. BUCKLEY, III
Name:	Walter W. Buckley, III
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned officers and directors of ICG Group, Inc., a Delaware corporation, hereby constitutes and appoints Walter W. Buckley, III and R. Kirk Morgan, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act, any and all amendments and post-effective amendments to this Registration Statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WALTER W. BUCKLEY, III	Chief Executive Officer (Principal Executive Officer) and Director	July 1, 2013
Walter W. Buckley, III

/s/ R. KIRK MORGAN	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2013
R. Kirk Morgan

/s/ DAVID J. ADELMAN	Director	July 1, 2013
David J. Adelman

Director
David J. Berkman

Signature	Title	Date

/s/ THOMAS A. DECKER	Director	July 1, 2013
Thomas A. Decker

/s/ DAVID K. DOWNES	Director	July 1, 2013
David K. Downes

/s/ THOMAS P. GERRITY	Director	July 1, 2013
Thomas P. Gerrity

/s/ MICHAEL J. HAGAN	Director	July 1, 2013
Michael J. Hagan

/s/ PETER K. MILLER	Director	July 1, 2013
Peter K. Miller

/s/ PHILIP J. RINGO	Director	July 1, 2013
Philip J. Ringo

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion and Consent of Dechert LLP.

10.1	ICG Group, Inc. 2005 Omnibus Equity Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed June 25, 2013 (File No. 001-16249)).

23.1	Consent of KPMG LLP.

23.2	Consent of Dechert LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).